UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under Rule 14a-12

BurgerFi International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BurgerFi International, Inc.
200 West Cypress Creek Dr., Suite 220
Fort Lauderdale, Florida 33309

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Fellow BurgerFi Stockholder:

We are pleased to invite you to join us at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BurgerFi International, Inc. (the “Company” or “BurgerFi”) to be held at 10:00 a.m. Eastern Time on Thursday, June 6, 2024, by means of a live virtual-only online webcast. The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.Director Election Proposal — a proposal to elect two Class B directors, each for a three-year term expiring at the 2027 annual meeting or until their successors are duly elected and qualified (the “Director Election Proposal”);

2.Auditor Ratification Proposal — a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year (the “Auditor Ratification Proposal”);

3.Say-on-Pay Proposal — a proposal to obtain advisory approval of the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”);

4.Say-on-Frequency Proposal — a proposal to obtain advisory approval of the frequency of future Say-on-Pay votes (the “Say-on-Frequency Proposal”); and

5.To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Additional information regarding the proposals to be acted upon at the Annual Meeting can be found in the accompanying Proxy Statement . At the Annual Meeting, we also will report on our business and provide an opportunity for you to ask questions pertaining to our business.

The close of business on April 9, 2024 has been fixed as the record date for the Annual Meeting (the "Record Date"). Only holders of record of the Company’s common stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. Whether you own a few or many shares of BurgerFi Common Stock and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. Your vote is important, and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all of the Class B director nominees in the Director Election Proposal; FOR the Auditor Ratification Proposal; FOR the Say-on-Pay Proposal; and 1 YEAR for the Say-on-Frequency Proposal. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting. This proxy statement is first being mailed to our stockholders on or about April 25, 2024.

Sincerely,

Ophir Sternberg
Executive Chairman of the Board

April 25, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024

The accompanying proxy statement and the 2023 Annual Report on Form 10-K are available at
https://www.proxydocs.com/BFI.
ACCESS TO THE 2024 VIRTUAL-ONLY
ANNUAL MEETING

The Annual Meeting will be conducted virtually over the Internet by means of a live audio webcast. The Company will not conduct an in-person meeting of stockholders in 2024. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 9, 2024, the record date, or hold a valid proxy for the Annual Meeting.

To attend the Annual Meeting, you must register in advance at https://www.proxydocs.com/BFI. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting on the following pages.

If you are a stockholder of record, you may vote by using the Internet, by telephone, by mail, or during the Annual Meeting. If you are a beneficial owner, please follow the voting instructions provided in the notice you receive from your broker, bank or other nominee, and direct such organization to vote your shares in accordance with your instructions. A beneficial holder may also attend the Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT                                                 5
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING                             5
CORPORATE GOVERNANCE                                               8
PROPOSAL 1: DIRECTOR ELECTION PROPOSAL                                14
EXECUTIVE OFFICERS                                                17
EXECUTIVE COMPENSATION                                             18
DIRECTOR COMPENSATION                                             24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                25
PAY VERSUS PERFORMANCE                                            28
PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL                                 30
AUDITORS FEES AND SERVICES                                         31
POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES                      31
PROPOSAL 3: SAY-ON-PAY PROPOSAL                                         32
PROPOSAL 4: SAY-ON-FREQUENCY PROPOSAL                            33
REPORT OF THE AUDIT COMMITTEE                                         34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              35
OTHER MATTERS                                                 38

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of BurgerFi International, Inc. (the “Company” or “BurgerFi”) for use at our 2024 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Time on Thursday, June 6, 2024 by means of a live virtual-only online webcast.

Only stockholders of record as of the close of business on April 9, 2024 (the “Record Date”) are entitled to receive notice of and vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 27,042,213 shares of common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to vote during the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended January 1, 2024, to our stockholders via the Internet. On or about April 25, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that will contain instructions on how to access our proxy materials on the Internet and how to vote. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

All references in this Proxy Statement to “BurgerFi,” the “Company,” “we,” “us” and “our” refer to BurgerFi International, Inc.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2024 Annual Meeting?
Our 2024 Annual Meeting will be held for the following purposes:
(1)To elect two Class B directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal. We refer to this as the “Director Election Proposal.”
(2)To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year. We refer to this as the “Auditor Ratification Proposal.”
(3)To approve, on an advisory basis, the compensation of the Company's named executive officers (“NEOs” or “named executive officers”). We refer to this as the “Say-on-Pay Proposal.”
(4)To approve, on an advisory basis, the frequency of future Say-on-Pay votes. We refer to this as the “Say-on-Frequency Proposal.”
(5)To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, our senior management will respond to your questions at the Annual Meeting pertaining to the business of the Company.

How can I attend the Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.

To attend the Annual Meeting, you must register in advance at https://www.proxydocs.com/ BFI. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting on the following pages.

If you are a stockholder of record, you may vote by using the Internet, by telephone, by mail, or during the Annual Meeting via the Internet. If you are a beneficial owner, please follow the voting instructions provided in the notice you receive from your broker, bank or other nominee, and direct such organization to vote your shares in accordance with your instructions. A beneficial holder may also attend the Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

What are the voting rights of BurgerFi stockholders?
Each stockholder of Common Stock as of the close of business on the Record Date is entitled to one vote per share on each of the two Class B director nominees and one vote per share on each other matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder on the Record Date.

What is the difference between holding shares as a “stockholder of record” and a “street name” holder?
If your shares are registered directly in your name through Continental Stock Transfer & Trust, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account, bank or through another nominee, you are considered a “street name” holder.

What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, or by telephone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Delaware law, we also will consider as present for purposes of determining whether a quorum exists any abstentions and any shares represented by “broker non-votes.”

How do I vote?
You can vote in any of the following ways listed below. Please check your proxy card or contact your broker for voting instructions.
If your shares are registered in your name (as a stockholder of record):
•To vote by Internet or telephone: Log on to the website or call the toll-free number set forth in the notice of meeting mailed to you and follow the instructions.

•To vote by mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
•To vote during the meeting: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.
If your shares are held in “street name”:
You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are considered routine. A broker cannot, however, vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.” Under the applicable exchange rules, the Director Election Proposal, the Say-on-Pay Proposal and the Say-on-Frequency Proposal are non-routine matters and, as such, a broker does not have the discretion to vote on such proposals if such broker has not received instructions from the beneficial owner of the shares represented. The Auditor Ratification Proposal is considered a routine proposal, and as such, a broker has discretion to vote on the Auditor Ratification Proposal in the absence of instructions.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a registered holder of shares, you may vote again on a later date by telephone, via the Internet, by submitting a subsequently dated proxy by mail, or by attending the Annual Meeting and voting during the Annual Meeting via the Internet. Only your latest proxy and vote submitted prior to the Annual Meeting will be counted. Your attendance at the Annual Meeting, however, will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy and change your vote.

What vote is required to approve each proposal at the Annual Meeting?
Proposal 1—Director Election Proposal.

The vote required to elect our two Class B directors, each for a term of three years or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast. Abstentions and broker non-votes will have no effect on the election of directors.

Proposal 2—Auditor Ratification Proposal.
The vote required to approve the Auditor Ratification Proposal is a majority of the shares of Common Stock having voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal.

Proposal 3—Say-on-Pay Proposal.
The vote required to approve the Say-on-Pay Proposal is a majority of the shares of Common Stock having voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the Say-on-Pay Proposal.

Proposal 4—Say-on-Frequency Proposal.
The option receiving the highest number of votes will be deemed to be the preferred frequency of our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the Say-on-Frequency Proposal.

How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•"FOR" Proposal 1: the Director Election Proposal;
•"FOR" Proposal 2: the Auditor Ratification Proposal;
•"FOR" Proposal 3: the Say-on-Pay Proposal; and
•"1 YEAR" for Proposal 4: the Say-on-Frequency Proposal.

How will the persons named as proxies vote?
If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?
We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics
Our Board is committed to sound corporate governance principles and practices. To clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”). A copy of our Code of Ethics is available on our corporate website at https://ir.burgerfi.com/corporate-governance/governance-documents under “Governance Documents.” Any amendments or waivers thereto will be provided on our website within four business days following the date of the amendment or waiver. The information on our website shall not be deemed incorporated by reference into this proxy statement. You also may obtain without charge a printed copy of the Code of Ethics by sending a written request to: Legal Department, Attn: Interim General Corporate Counsel, 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309.

Board of Directors
The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of six members. Martha Stewart resigned as a Class A director in September 2023.

The Board held seven (7) meetings and acted by written consent without a meeting on seven (7) occasions during the year ended January 1, 2024. During the 2023 fiscal year, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

It is the policy of the Board that all directors should attend the annual meetings of stockholders in person or by teleconference. All of our directors serving at the time of the 2023 annual meeting of stockholders were in attendance.

Board Committees
Pursuant to our bylaws, our Board may establish one or more committees of the Board however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

The standing committees of our Board currently include an Audit Committee, a Compensation Committee, and a Nominating Committee. Each of the committees reports to the Board as such committee deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Ms. Greenfield, Ms. Lopez-Blanco, and Mr. Mann currently serve on the Audit Committee. Ms. Lopez-Blanco qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and serves as Chairperson of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at https://ir.burgerfi.com/corporate-governance/governance-documents under “Governance Documents.” The information on our website shall not be deemed incorporated by reference in this proxy statement. The Audit Committee held seven (7) meetings and acted by written consent without a meeting on one (1) occasion during the year ended January 1, 2024.

According to its charter, the Audit Committee must consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of Nasdaq, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). Our Board has determined that each member of our Audit Committee qualifies as an “independent” director within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules.

The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:
•reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;
•discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•discussing with management major risk assessment and risk management policies;
•monitoring the independence of the independent auditor;

•verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•reviewing and approving, subject to subsequent Board approval, all related-party transactions;
•inquiring and discussing with management our compliance with applicable laws and regulations;
•pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•appointing or replacing the independent auditor;
•determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

Ms. Greenfield, Mr. Mann, and Ms. Lopez-Blanco currently serve on the Compensation Committee. Ms. Greenfield serves as the Chairperson of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at https://ir.burgerfi.com/corporate-governance/governance-documents under “Governance Documents.” The information on our website shall not be deemed incorporated by reference in this proxy statement. The Compensation Committee held six (6) meetings and acted by written consent without a meeting on two (2) occasions during the year ended January 1, 2024. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate.

The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:
•reviewing and recommending approval to the Board on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the Board the remuneration (if any) of our Chief Executive Officer based on such evaluation;
•reviewing and recommending approval to the Board the compensation of all other executive officers;
•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans; provided, however, that grants of stock options, restricted stock, and other equity awards for executive officers of the Company or as inducements for new executive officers shall be approved by the Board upon the recommendation of such grants by the Committee;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•recommending approval by the Board of all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
•if required, producing a report on executive compensation to be included in our annual proxy statement; and
•reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. In addition, members of our senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the Compensation Committee, which will review and, as appropriate, approve the compensation recommendations.

Nominating Committee

Ms. Greenfield, Ms. Lopez-Blanco, and Mr. Mann serve on the Nominating Committee. Ms. Greenfield serves as the Chairperson of the Nominating Committee. The Nominating Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating Committee’s responsibilities and how they will be carried out. The Nominating Committee’s charter is available on our website at https://ir.burgerfi.com/corporate-governance/governance-documents under “Governance Documents.” The information on our website shall not be deemed incorporated by reference in this proxy statement. The Nominating Committee held three (3) meetings and did not act by written consent without a meeting during the year ended January 1, 2024.
The Nominating Committee’s duties, which are specified in our Nominating Committee Charter, include, but are not limited to:
•developing the criteria and qualifications for membership on the Board;
•recruiting, reviewing and nominating candidates for election to the Board or to fill vacancies on the Board;
•reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates;
•establishing subcommittees for the purpose of evaluating special or unique matters;
•monitoring and making recommendations regarding committee functions, contributions, and composition; and
•evaluating, on an annual basis, the Nominating Committee’s performance.

The Nominating Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a balance of knowledge and experience. The Nominating Committee has no specific minimum qualifications for director candidates. However, the Nominating Committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain and maintain a broad and diverse mix of Board members, including with respect to race, gender, ethnicity, background, experience and viewpoints of the Board. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Board Leadership
The positions of Executive Chairman of the Board and Chief Executive Officer are currently held by Ophir Sternberg and Carl Bachmann, respectively.

The Board has not designated a lead independent director. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors. The Company believes that these arrangements afford the independent directors sufficient resources to supervise management effectively, without distractions and being overly engaged in day-to-day operations.

Board Oversight of Enterprise Risk
The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to cyber, liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence
Our Board has determined that four of our directors, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and David Heidecorn qualify as “independent” directors within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules, including with respect to the committees on which they serve. The Nasdaq independence definition includes a series of objective tests regarding a director’s independence and requires that the

Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. As part of the Board’s determination, among other factors, the Board considered certain relationships of directors with the Executive Chairman of the Board, including employment by Lionheart Capital, LLC.

Environmental, Social, and Governance Highlights
The Company is a leading multi-brand restaurant company that develops, markets and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. As of January 1, 2024, we were the owner and franchisor of two brands: “BurgerFi,” which is our fast casual “better burger” concept with 108 franchise and corporate-owned locations in the United States and internationally as of January 1, 2024, and “Anthony’s Coal Fired Pizza & Wings,” which is our upscale casual, “well-done” premium pizza and wing concept with 59 corporate-owned locations and one franchised location, co-branded with BurgerFi, in the United States as of January 1, 2024.

Sustainability. Environmental sustainability guides our decision-making when it comes to BurgerFi brand restaurant construction and design – we are all-natural and proud of it. From using number two southern pine lumber, some of the most renewable wood on the planet, to our energy efficient appliances, we constantly look at the ways in which we can minimize our environmental footprint. There are many fixtures and furnishings inside that tell a story of sustainability, like recycled and/or upcycled furniture items and LED lighting that reduce our overall carbon footprint. These products and materials are sourced through our preferred vendors to meet the needs of the restaurants.

Sourcing. The Company’s philosophy is to work with best-in-class suppliers across our supply chain so that we can always provide top quality, better-for-you food for our guests.

For BurgerFi’s meat, we source currently from some of best ranches in the United States who share in our commitment to all-natural food, with no hormones or antibiotics, that is humanely raised and source verified. In 2021, in Consumer Report’s Chain Reaction Report, BurgerFi was praised for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an "A-Grade Angus Beef" rating for the third consecutive year. In addition, our bread is free of synthetic chemicals, our ketchup is free of corn syrup, and we use cage-free eggs. At BurgerFi we ensure that our beef is always freshly ground at all domestic locations.

At Anthony’s, we are also committed to using fresh ingredients and take pride in our sourcing. We use only the highest quality ingredients, including hand-picked Italian tomatoes for our sauce, vine-ripened plum tomatoes for our salads, Pecorino Romano grated in house, fresh vegetables and herbs and homemade dough. We do not use freezers for any of our products to ensure the best quality food for the customer. In addition, by sourcing locally where available, such as our fresh tomatoes and our sausage, we strive to bring the freshest ingredients so we can deliver high-quality products.

Diversity, Equity, and Inclusion. We are committed to creating an inclusive and equitable environment that supports the growth and success of our team members from diverse socioeconomic backgrounds, genders, races, experiences, and more. Rooted in our purpose and beliefs, we strive to become an employer of choice by providing equal opportunities for, and removing obstacles to, success, while also fostering a culture of diversity, equity, and inclusion. We are continually looking to enhance our culture of inclusion, and we have stepped up our efforts, as evidenced by our continuing to develop our mentorship program, which will allow us to enhance our philosophy of partnering seasoned team members with new team members looking to build their career. As part of our continuous trainings, in particular for those in leadership positions, we include programs on topics such as overcoming biases, conflict resolution, de-escalation, difficult conversations, and professionalism. The intention behind these trainings is to enhance our inclusive culture and allow our team members the opportunity to fulfill their potential.

Charitable Partners. We are also dedicated to helping build supportive and caring communities. By encouraging volunteerism and working with community organizations, such as local hunger relief organizations, as well as inviting local “hometown heroes” like firefighters, police officers and EMTs to enjoy a complimentary meal in BurgerFi brand restaurant grand openings, we are partnering with our employees to support charitable services that help strengthen the communities where our employees work and live.

Food Safety. Food safety is of the utmost importance. Within our restaurants we have stringent food safety and quality protocols that help our teams ensure they are providing a safe place to eat for our guests and team members alike. Utilizing in-house temperature and quality audits throughout the day, we strive to verify that all products are safe and of highest quality. Additionally, we use third-party auditing systems, designed to ensure we meet or exceed local health standards. These audits are completed periodically and without notice with the goal of ensuring that our restaurants maintain our high standards at all hours of the day.

Anti-Hedging and Anti-Pledging Policies
The Company has policies prohibiting (1) each director, officer, consultant and employee of the Company from trading in options, puts and calls or similar instruments on securities of the Company, including shares of Common Stock or preferred stock and warrants (“BurgerFi Securities”), or selling BurgerFi Securities “short,” including a “sale against the box;” (2) each director, officer and employee of the Company, each such person’s spouse, minor children and anyone else living in such person’s household, partnerships in which such person is a general partner, trusts of which such person is a trustee, estates of which such person is an executor and other equivalent legal entities that such person controls from holding BurgerFi Securities in margin accounts; and (3) each director, officer, consultant and employee of the Company from pledging BurgerFi Securities when he or she has knowledge of material information concerning the Company that has not been disclosed to the public.

Communications with the Company and the Board
Stockholders may communicate with the Company through its Investor Relations Department by writing to: Investor Relations, BurgerFi International, Inc., 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to BurgerFi International, Inc. Board of Directors, Attn: Interim General Corporate Counsel, 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309. The Interim General Corporate Counsel will forward all such communications directly to our Board, such Board committee, such individual director or such group of directors, as applicable.

Householding of Meeting Materials
Unless we have received contrary instructions from one or more of the affected stockholders, we will send a single copy of our 2023 annual report and 2024 proxy statement or Notice of Internet Availability to any household at which two or more stockholders reside. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2023 annual report and 2024 proxy statement or Notice of Internet Availability, and/or wishes to receive separate copies of annual reports and proxy statements or Notices of Internet Availability in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2023 annual report and 2024 proxy statement or Notice of Internet Availability would like to receive a single copy of our annual report and proxy statement or Notice of Internet Availability in the future, such stockholder or stockholders may (1) notify its or their broker or brokers, or (2) direct its or their written request to Legal Department, Attn: Interim General Corporate Counsel BurgerFi International, Inc., 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309 or make such request orally by calling (954) 618-2000.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2023 annual report and 2024 proxy statement or Notice of Internet Availability was delivered, we will deliver promptly separate copies of these documents.

Stockholder Proposals for the 2025 Annual Meeting
Under our bylaws, to be timely, notice of any stockholder proposal to be considered at the 2025 annual meeting of stockholders, including nominations of persons for election to our Board and other business, must be delivered to or mailed and received at the principal executive officers of the Company not less than 60 nor more than 90 days prior to the meeting. In the event, however, that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. The deadline for any stockholder proposal to be eligible for inclusion in our proxy statement and proxy related to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 26, 2024.

Stockholder Director Nominations
The Nominating Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating Committee, a stockholder must submit the recommendation in writing to our Secretary not less than 60 nor more than 90 days prior to the meeting. In the event, however, that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must provide the following information: (a) (1) the name of the candidate; (2) the age of the candidate; (3) the business and current residence address of the candidate; (4) the proposed candidate’s principal occupation or employment; (5) the class and number of shares of capital stock of the Company beneficially owned by the candidate; and (6) the information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director; and (b) as to the stockholder giving the notice (1) the name and record address of the stockholder and (2) the class and number of shares of capital stock of the Company beneficially owned by the stockholder.

In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our bylaws described above.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such filing requirements applicable to the Company’s directors, officers and greater than 10% beneficial owners were complied with during the year ended January 1, 2024, except that: (1) the John Rosatti Revocable Trust Dated 8/27/2001 did not timely file one Form 4 representing two transactions and two Forms 4 each representing one transaction; (2) Lionheart Equities, LLC did not timely file one Form 4 representing one transaction; (3) Ophir Sternberg did not timely file one Form 4 representing one transaction; (4) CG2 Capital,LLC(“CG2 Capital”) did not timely file its Form 3; and (5) Chunara Shehzaan did not timely file his Form 3.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board of Directors currently consists of six directors divided into three classes: Class A, Class B and Class C. The Board of Directors is classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms.
•Class A directors shall serve for a term expiring at the 2026 Annual Meeting of Stockholders;
•Class B directors shall serve for a term expiring at the 2024 Annual Meeting of Stockholders; and
•Class C directors shall serve for a term expiring at the 2025 Annual Meeting of Stockholders.

At this Annual Meeting of Stockholders and each annual meeting of stockholders thereafter, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, or until their successors have been duly elected and qualified.

Our Class A directors are David Heidecorn and Gregory Mann; our Class B directors are Vivian Lopez- Blanco and Allison Greenfield; and our Class C directors are Ophir Sternberg and Andrew Taub. Messrs. Heidecorn and Taub each serve as a director pursuant to the right of CP7 Warming Bag, L.P. (“CP7), an affiliate of L Catterton Fund L.P., under that certain amended and restated certificate of designation, dated as of February 24, 2023 (“A&R CoD”), regarding the Company’s shares of preferred stock, par value $0.0001 per share, designated as Series A Preferred Stock (the “Series A Junior Preferred Stock”), whereby, for so long as CP7, its affiliates or certain related persons of CP7, directly or indirectly, hold collectively 70% or more of the shares of the Series A Junior Preferred Stock issued as of the date of the A&R CoD, CP7 shall have the option and the right (but not the obligation) to designate two directors.

Action will be taken at the Annual Meeting for the election of two Class B directors. Upon the recommendation of our Nominating Committee, our Board of Directors has nominated Vivian Lopez-Blanco and Allison Greenfield, our current Class B directors, to stand for re-election to serve for a term until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee is currently serving as a Class B director and is willing and able to serve as a director of BurgerFi. If Vivian Lopez-Blanco or Allison Greenfield becomes unavailable for any reason, including a situation that is not anticipated, substitute nominees may be proposed by the Board, and any shares represented by proxy will be voted for the substitute nominees, unless the Board reduces the number of directors.

The following table sets forth certain information concerning the nominees for Class B directors and each of the other members of the Board:

Name	Age	Class	Position
Ophir Sternberg	53	C	Executive Chairman of the Board
Allison Greenfield	51	B	Director
David Heidecorn	67	A	Director
Vivian Lopez-Blanco	66	B	Director
Gregory Mann	52	A	Director
Andrew Taub	55	C	Director

Class B Nominees for Election for Three-Year Terms Expiring at the 2027 Annual Meeting of Stockholders

Allison Greenfield has served as a member of the Company’s Board of Directors since June 2020. She has served as Chair of the Compensation and Nomination Committees during her tenure. Ms. Greenfield is the Chief Development Officer of and has been a Principal at Lionheart Capital, LLC, a diversified investment firm focused on value growth investments, since 2009. She has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital, LLC, she has been responsible for the successful acquisition, development, and repositioning of real estate assets around the world. Prior to her tenure at Lionheart Capital, LLC, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University. We believe Ms. Greenfield is well-qualified to serve as a director on our Board of Directors due to her business experience, contacts and relationships.

Vivian Lopez-Blanco has served as a member of the Company’s Board of Directors since July 2021. Ms. Lopez-Blanco also serves as audit committee chair for Suvida Healthcare and is an advisor for RVM Enterprises, LLC. Prior to joining the Company, Ms. Lopez-Blanco served as an advisory board member of BBVA, South Florida operations, from 2019 until June 2021, Chief Financial Officer of Mednax, Inc. (NYSE: MD) from 2010 until 2018, Vice President and Treasurer of Mednax, Inc. from 2008 to 2010 and Chief Financial Officer of Carrols Corporation’s Hispanic Restaurants Division, which includes the Pollo Tropical and Taco Cabana concepts, from 2003 to 2008. Ms. Lopez-Blanco joined Pollo Tropical in 1997 as Controller and was promoted to Chief Financial Officer in 1998 and led the company through its acquisition by Carrols Corporation, developed and realigned key business processes and implemented several financial systems. Earlier in her career, Ms. Lopez-Blanco spent years in an international accounting firm where she progressed through different management roles and gained extensive experience in public company reporting and capital market expansions. Ms. Lopez-Blanco earned a bachelor’s degree in accounting from Florida International University and is a certified public accountant. We believe Ms. Lopez-Blanco is well-qualified to serve as a director on our Board of Directors due to her business experience, including her experience in public accounting and as the Chief Financial Officer of public companies, her contacts and relationships.

Class A Directors Continuing in Office until the 2025 Annual Meeting of Stockholders

David Heidecorn has served as a member of the Company's Board of Directors since March 2023. Mr. Heidecorn is a Senior Advisor to L Catterton, the world’s largest consumer-focused private equity firm. Prior to becoming a Senior Advisor, Mr. Heidecorn was a Partner and Chief Risk Officer for over two decades at L Catterton. Prior to joining L Catterton, Mr. Heidecorn was the Chief Financial Officer of Alarmguard Holdings, Inc. (AMEX: AGD). In 1992, Mr. Heidecorn joined Nantucket Holding Company, a merchant bank specializing in the acquisition and the consolidation of fragmented sectors within the consumer products and services industry. From 1986 to 1992, Mr. Heidecorn held various senior positions in the Corporate Finance Group of GE Capital, including heading up the Restructuring Group for the Northeast. Mr. Heidecorn received a B.A. in Economics from Lehigh University and an M.B.A. in Finance from Columbia Business School. Mr. Heidecorn serves as a director pursuant to CP7’s right under the A&R CoD regarding the Company’s Series A Junior Preferred Stock, whereby, for so long as CP7, its affiliates or certain related persons of CP7, directly or indirectly, hold collectively 70% or more of the shares of the Series A Junior Preferred Stock issued as of the date of the A&R CoD, CP7 shall have the option and the right (but not the obligation) to designate two directors. We believe Mr. Heidecorn is well-qualified to serve as a director on our Board of Directors due to his business experience, contacts and relationships. as well as his experience in both the public and private company sectors.

Gregory Mann has served as a member of the Company’s Board of Directors since December 2020. Mr. Mann has over 20 years of experience in delivering outstanding results for leading U.S. and global companies. Mr. Mann previously served as Chief Marketing Officer for Trustly, Inc., a financial services company from approximately January 2021 to July 2021. He has also previously served at Hydrus Technology as a Board member and in a variety of advising, consulting, leadership, and managerial roles where he developed the firm’s commercialization and go to market (GTM) strategy that led to the company’s first long-term commercial contract. Prior to Hydrus, from March 2017 to November 2018, Mr. Mann created a stand-alone P&L division at Catalina Marketing as President of Emerging Brands where he architected and implemented a new three-year business strategy that included the launch of new data and marketing services which significantly increased new client deal size and improved client retention. Mr. Mann also developed and drove the vision and general management for the newly founded Emerging Brands division focused on thousands of consumer-packaged goods companies. Prior to Catalina, Mr. Mann worked as the Chief Marketing Officer for LoopPay, where he was part of the founding team which was then acquired by Samsung in order to develop and launch Samsung Pay. Prior to LoopPay and Samsung Pay, Mr. Mann was a founding team member of Ibotta, Inc. Mr. Mann holds an MBA from The Wharton School at the University of Pennsylvania, a Master’s Degree in International Studies from the University of Pennsylvania’s Lauder Institute, and a Bachelor's Degree in Business Administration from Elizabethtown College. We believe that Mr. Mann is well qualified to serve as a director due to his experience as an entrepreneurial executive and corporate innovator that has built and led established startup, turnaround, and hyper-growth companies and divisions globally and will continue to be a valuable asset to the Company’s Board of Directors.

Class C Directors Continuing in Office until the 2026 Annual Meeting of Stockholders

Ophir Sternberg has been the Company’s Executive Chairman of the Board since December 2020, having served as a member of our Board of Directors since October 2019, Chairman since April 2020 and Chief Executive Officer from June 2020 to December 2020. Mr. Sternberg has over 30 years of experience in investing across numerous industries and segments. Mr. Sternberg additionally serves on the board of directors for MSP Recovery, Inc. d/b/a LifeWallet (NASDAQ: LIFW) and is Chairman of the Board for Security Matters Public Limited Company (NASDAQ: SMX). Mr. Sternberg is the Founder and Chief Executive Officer of Miami-based Lionheart Capital, LLC, a diversified investment firm focused on value growth investments, since 2009. We believe Mr. Sternberg is well-qualified to serve on our Board of Directors due to his business experience, contacts and relationships, as well as his extensive experience in both the public and private company sectors.

Andrew Taub has served as a member of the Company’s Board of Directors since November 2021. Mr. Taub has been a Managing Partner of L Catterton, where he focuses on the Flagship Buyout Fund, since 1996. L Catterton is the world’s largest consumer-focused private equity firm, with approximately $30 billion of equity capital across six fund strategies in 17 offices globally, and has advised certain funds affiliated with the entity that sold Anthony’s to the Company and has provided advisory services to subsidiaries of the Company. Mr. Taub’s investment and operating expertise spans the consumer and healthcare services landscape through investments in the pet, optical, restaurant, food and marketing services industries. In addition to serving on the Company’s Board of Directors, Mr. Taub currently serves as a director of several L Catterton portfolio companies, including Bartaco and Wine Bar, PatientPoint Health Technologies, and FYidoctors. Mr. Taub holds a Bachelor of Arts degree in Finance and Accounting from the University of Michigan at Ann Arbor and a Master of Business Administration degree from Columbia Business School. Mr. Taub serves as a director pursuant to CP7’s right under the A&R CoD regarding the Company’s Series A Junior Preferred Stock, whereby, for so long as CP7, its affiliates or certain related persons of CP7, directly or indirectly, hold collectively 70% or more of the shares of the Series A Junior Preferred Stock issued as of the date of the A&R CoD, CP7 shall have the option and the right (but not the obligation) to designate two directors. We believe Mr. Taub is well-qualified to serve as a director on our Board of Directors due to his business experience, contacts and relationships, as well as his experience in private company sector.

Board Diversity Matrix
The following matrix provides summary information about our directors with respect to diversity, based on self-identification.

Board Diversity Matrix (As of April, 25, 2024)
Total Number of Directors	6
	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	2
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	4	1
Two or More Races or Ethnicities
LGBTQ+			1
Did Not Disclose Demographic Background

Vote Required
The vote required to elect our two Class B directors, each for a three-year term expiring at the 2027 annual meeting or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast at the Annual Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends a vote "FOR" each of the two Class B director nominees in the Director Election Proposal.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the Company's current executive officers:

Name	Age	Position
Ophir Sternberg	53	Executive Chairman of the Board
Carl Bachmann	56	Chief Executive Officer
Christopher Jones	50	Chief Financial Officer

Biographical information about Ophir Sternberg can be found under “Class C Directors Continuing in Office until the 2026 Annual Meeting of Stockholders.”

Carl Bachmann joined the Company in the role of Chief Executive Officer, effective July 10, 2023. Prior to joining the Company, Mr. Bachmann served in the role of President of Denver-based Smashburger, a restaurant chain that specializes in custom burgers, elevating to that role from Chief Operating Officer after joining in 2017. From 2014 to 2017, Mr. Bachmann served as Vice President of Operations and Chief Operating Officer of Bertucci’s, the Boston-based brick oven Italian concept chain. Previous to these roles, Mr. Bachmann served as Director of Operations for Ruby Tuesday, expanding the Ruby Tuesday brand from 80 to over 1,000 restaurants, as well as becoming a franchise owner and operator of ten restaurants in the Long Island, New York, market.

Christopher Jones joined the Company to serve in the role of Chief Financial Officer, effective July 10, 2023. Mr. Jones previously served as Chief Financial Officer of Odyssey Marine Exploration (Nasdaq: OMEX), a company engaged in deep -ocean exploration with a focus on the exploration, development and validation of subsea mineral resources, in Tampa, Florida, from July 2021 to July 2023, and Vice President of Corporate Finance and Development for Mohegan (f/k/a Mohegan Gaming & Entertainment), a premier tribal gaming and resort operator, from 2017 to 2021. Over the 20-year period prior to filling these roles, Mr. Jones served in several executive and analyst roles for various organizations including The Buckingham Group, Jefferies Asset Management, Lehman Brothers, Oppenheimer & Co. Inc., Telsey Advisory Group, and Union Gaming Securities. He also served as Assistant Vice President for Merrill Lynch from 2002 to 2004. Mr. Jones holds a Bachelor of Science from Boston University – School of Management, where he majored in both Accounting and Finance.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, BurgerFi is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Our named executive officers for the fiscal year ended January 1, 2024 were as follows:
•Ophir Sternberg, our Executive Chairman;
•Ian Baines, our former Chief Executive Officer;
•Carl Bachmann, our Chief Executive Officer;
•Michael Rabinovitch, our former Chief Financial Officer; and
•Christopher Jones, our Chief Financial Officer.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of BurgerFi for services rendered to BurgerFi in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (16)		All Other Compensation ($)		Total ($)
Ophir Sternberg	2023	—		—	938,600	(6)	—		938,600
Executive Chairman	2022	—		—	1,902,765	(6)	13,429	(8)	1,916,194
Ian Baines	2023	235,633	(1)	83,887	—		296,825	(9)	616,345
Former Chief Executive Officer (1)	2022	523,628		—	—		10,560	(9)	534,188
Carl Bachmann	2023	244,327	(2)	100,000	1,669,695	(12)	28,386	(13)	2,042,408
Chief Executive Officer (2)
Michael Rabinovitch	2023	229,231	(5)	250,000	416,000	(7)	231,182	(10)	1,126,413
Former Chief Financial Officer (3)	2022	400,000	(5)		1,093,077	(7)	89,901	(11)	1,582,978
Christopher Jones	2023	162,885	(4)	—	628,000	(14)	12,007	(15)	802,892
Chief Financial Officer (4)

(1)Mr. Baines was appointed as Chief Executive Officer in November 2021. Mr. Baines retired and resigned from his positions with the Company in June 2023. During 2023, Mr. Baines was paid salary compensation of $235,633 for the period through June 7, 2023. Pursuant to the Consulting Agreement described below, Mr. Baines received consideration for consulting services of $261,816 and $30,209 in paid time off.
(2)Mr. Bachmann was appointed Chief Executive Officer on July 10, 2023 with an annual salary of $525,000.
(3)Mr. Rabinovitch served as Chief Financial Officer from February 2021 to July 2023.
(4)Mr. Jones was appointed Chief Financial Officer on July 10, 2023 with an annual salary of $350,000.
(5)In February 2022. Mr. Rabinovitch’s annual salary was increased to $400,000. During 2023, Mr. Rabinovitch was paid salary compensation of $229,231 for the period through June 7, 2023.
(6)Represents the grants of 722,000 and 303,956 unrestricted shares of Company common stock on January 3, 2023 and January 3, 2022, respectively.
(7)Represents the grant of 320,000 and 174,613 unrestricted shares of Company common stock on January 3, 2023 and January 3, 2022, respectively.
(8)Represents the value of services provided for a driver of Mr. Sternberg’s vehicle, which was not a Company-owned vehicle. This service to Mr. Sternberg was discontinued by the Company during 2022.
(9)Represents the aggregate value of a monthly allowance relating to a personal vehicle and cell phone provided by the Company to Mr. Baines.
(10)Pursuant to a Separation and General Release Agreement, Mr. Rabinovitch received $169,231 in salary continuation and $53,551 in paid time off and medical allowance. Represents the aggregate value of such salary continuation and paid time off and a monthly allowance of $8,400 with respect to a personal vehicle provided by the Company to Mr. Rabinovitch.
(11)Represents the value of $63,501 paid to Mr. Rabinovitch in 2022 relating to a certain relocation allowance, as well as the aggregate value of $26,400 with respect to a monthly allowance relating to a personal vehicle.
(12)Represents the grants of 63,500 shares, 500,000 time-based restricted stock units and 500,000 performance-based restricted stock units each granted to materially induce the recipient to accept employment as the Company’s Chief Executive Officer, such grants approved as of July 10, 2023.
(13)Represents reimbursement for travel and housing expenses, including to and from the Company's headquarters to Mr. Bachmann's primary residence in New York, of up to $50,000 in the aggregate for the first twelve (12) months following July 10, 2023.

(14)Represents the grants of 200,000 time-based restricted stock units and 200,000 performance-based restricted stock units each granted to materially induce the recipient to accept employment as the Company’s Chief Financial Officer, such grants approved as of July 10, 2023.
(15)Represents reimbursement for travel and housing expenses, including to and from the Company's headquarters to Mr. Jones' primary residence in New York, of up to $3,000 per month for the first twelve (12) months following July 10, 2023.
(16)The amounts reflected in this column represent the aggregate grant date fair value of the awards made during 2022 and 2023, as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, refer to Note 12, “Stockholders’ Equity,” to the financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2023 and our Annual Report on Form 10-K for the year ended January 1, 2024, respectively. See the Outstanding Equity Awards table below for additional information relating to these grants.

Narrative Disclosure to Summary Compensation Table
For 2023, the principal elements of compensation provided to the named executive officers were base salaries, grants of equity-based compensation and broad-based employee benefits. Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. See “Employment Agreements” below. Grants of restricted stock units vest in installments over a number of years subject to continued employment, the Company’s achievement of certain performance benchmarks, satisfaction of certain key performance indicators set by the Compensation Committee or by meeting certain share price thresholds of the Company’s Common Stock. See the “Outstanding Equity Awards” Table below for additional information relating to these grants.

Employment Agreements.

We have entered into Employment Agreements with Ophir Sternberg, Ian Baines, Carl Bachmann, Michael Rabinovitch, and Christopher Jones.

Employment Agreement with Ophir Sternberg
Under the terms of Mr. Sternberg’s employment agreement, Mr. Sternberg serves as our Executive Chairman of the Board and does not receive a base salary. Mr. Sternberg has the ability to earn restricted stock grants (“Restricted Stock Grants”) and incentive restricted stock grants (“Incentive Restricted Stock Grants”) and has been granted restricted stock unit grants (the “Sternberg RSU Grants”) in lieu of such Restricted Stock Grants and Incentive Restricted Stock Grants. During the term of Mr. Sternberg’s employment agreement, which is initially five years, subject to earlier termination or extension, Mr. Sternberg will be bound by confidentiality and non-disparagement obligations. If there is a Change of Control (as defined in Mr. Sternberg’s employment agreement) during the term of employment all unearned Restricted Stock Grants and Incentive Restricted Stock Grants, therefore, effectively, all Sternberg RSU Grants, shall be deemed to have been earned immediately prior to the Change of Control.

Employment Agreement with Ian Baines
In connection with the Anthony’s Acquisition, the Company entered into an amended and restated employment agreement with Mr. Baines on November 4, 2021 to serve as the Company’s Chief Executive Officer, effective November 8, 2021. Under the terms of his employment agreement, he was entitled to a base salary of not less than $523,628, subject to annual review by the Board. In addition, Mr. Baines was eligible to receive an annual cash performance bonus of up to 60% of his base salary, based upon the achievement of individual and Company performance objectives as mutually agreed by the Board and Mr. Baines. Mr. Baines retired and resigned from his positions with the Company in June 2023.

In relation to Mr. Baines’ previous role as Chief Executive Officer of Anthony’s, Mr. Baines received options to purchase common stock of Hot Air (the “Anthony’s Options”) pursuant to a Non-Qualified Stock Option Agreement (the “Option Agreement”) dated September 30, 2020, under the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (the “Hot Air Plan”). In relation to the consummation of the Anthony’s acquisition, the Company and Mr. Baines entered into an Amendment to the Option Agreement pursuant to which the Anthony’s Options held by Mr. Baines were converted (the “Option Conversion”) into 211,662 shares of common stock of the Company (the “Baines Issued Shares”). Except with respect to certain permitted transfers by operation of law, to permitted transferees or to pay up to forty percent (40%) of his federal and state income tax obligations arising from the Option Conversion, Mr. Baines could not, without the express written consent of the Board, (1) transfer any Baines Issued Shares until June 20, 2022, or (2) during the period beginning on June 20, 2022, and ending on December 31, 2022, transfer more than 50% of any Baines Issued Shares then held by Mr. Baines. All restrictions on the transfer of Baines Issued Shares ceased as of December 31, 2022.

During the term of Mr. Baines’s employment agreement, Mr. Baines was bound by non-competition and non-solicitation obligations. Upon a termination of Mr. Baines’ employment without Cause (as defined in his employment agreement) or the resignation by Mr. Baines for Good Reason (as defined in his employment agreement), Mr. Baines was entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and severance payment of Mr. Baines’ base salary for a period of twelve (12) months after the date of termination.

On May 8, 2023, Mr. Baines notified the Company that would be retiring and resigning from his positions with the Company effective June 7, 2023. In lieu of any severance that would otherwise be payable under his employment agreement, Mr. Baines agreed to serve as an outside consultant to the Company for the twelve (12) months following his resignation and, on May 8, 2023, entered into a consulting agreement (the “Consulting Agreement”) with the Company. Pursuant to the Consulting Agreement, Mr. Baines agreed to provide consulting services to the Company as reasonably requested from time to time by the Executive Chairman of the Board beginning on June 7, 2023 until the first anniversary thereof and provided a release of claims against the Company and agreed to customary restrictive covenants in exchange for the payment of an amount in cash equal to $523,628, payable in twelve (12) monthly installments, subject to earlier payment in the event of a Change of Control as defined in our 2020 Omnibus Equity Incentive Plan (the “Plan”), and reimbursement in connection with certain benefits provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

Employment Agreement with Carl Bachmann

On May 23, 2023, the Company entered into an employment agreement with Carl Bachmann to serve as Chief Executive Officer of the Company, effective July 10, 2023. Under the terms of Mr. Bachmann’s employment agreement, he will earn a base salary of $525,000 (subject to annual review) and will be entitled to receive an annual performance bonus of up to fifty percent (50%) of his base salary based upon the achievement of performance objectives determined by the Compensation Committee of the Board and the full Board, which shall initially be determined based upon the achievement of the key performance indicators as set forth in the employment agreement. In addition, Mr. Bachmann is entitled to up to six months’ (or twelve months’, in the event of a change of control as defined in the Plan) severance and reimbursement of COBRA expenses in the event of termination of the employment agreement by the Company without Cause (as defined in his employment agreement) or by Mr. Bachmann for Good Reason (as defined in his employment agreement).

Mr. Bachmann also has the ability to earn up to 500,000 shares of Company common stock through a restricted stock unit grant, subject to his achievement of certain key performance criteria as set forth in the employment agreement, and an additional 500,000 shares of Company common stock through a time-based restricted stock unit grant. Each of these grants vest in five equal installments beginning on March 29, 2024, with an additional twenty percent (20%) vesting on each anniversary thereof for the following four years, subject to earlier vesting due to a change of control or certain termination events described below.

Further, the Company agreed to, subject to Mr. Bachmann’s obligation to, on or before July 10, 2023 (the “Bachmann Commencement Date”) purchase shares of Company common stock in an open-market transaction in an amount equal to a minimum of $50,000 and a maximum of $100,000, (a) as soon as practicable following the Bachmann Commencement Date, grant to Mr. Bachmann the number of unrestricted shares of Company common stock equal to the amount of the open market purchase and (b) on the Company’s next regular payroll date following the Bachmann Commencement Date, pay Mr. Bachmann a signing bonus (the “Signing Bonus”) in the amount of $100,000; provided, however, that Mr. Bachmann is obligated to repay the gross amount of the Signing Bonus if, prior to the date that is six months after the Bachmann Commencement Date, Mr. Bachmann terminates his employment without Good Reason or the Company terminates Mr. Bachmann’s employment for Cause. Mr. Bachmann is also entitled to travel and housing expenses in the amount of up to $50,000 in the first twelve months following the Bachmann Commencement Date, subject to reduction thereafter to up to $25,000 per year if Mr. Bachmann establishes a residence near our corporate headquarters.

During the term of Mr. Bachmann’s employment agreement, Mr. Bachmann will be bound by confidentiality, non-competition and non-solicitation obligations. If (a) there is a Change of Control (as defined in the Plan) during the term of employment or (b) at any time on or before the one-year anniversary of the Bachmann Commencement Date, the employment agreement is terminated by the Company without Cause or by Mr. Bachmann for Good Reason, all unearned restricted stock units awarded under the restricted stock unit grant and time-based restricted stock unit grant that could vest during the calendar year in which the Change of Control or termination occurs shall be deemed to have been earned and vested immediately prior to the Change of Control or termination.

Amended Employment Agreement with Michael Rabinovitch

Mr. Rabinovitch served as Chief Financial Officer from February 2021 to July 2023. Effective February 26, 2021, the Company entered into an employment agreement with Michael Rabinovitch, and amended such employment agreement on March 4, 2022 and December 31, 2022. Under the terms of Mr. Rabinovitch’s amended employment agreement, he was entitled to a base salary of $400,000 (subject to annual review) and such performance bonuses as determined by the Compensation Committee of the Board in its sole discretion in consultation with the Executive Chairman and Chief Executive Officer. In addition, Mr. Rabinovitch was entitled to up to six months’ severance and reimbursement of COBRA expenses in the event of termination of the employment agreement by the Company without cause or by Mr. Rabinovitch for Good Reason (as defined in his employment agreement). Mr. Rabinovitch had the ability to earn Restricted Stock Grants and benchmark restricted stock grants (“Benchmark Restricted Stock Grants”) and was granted restricted stock unit grants (the “Rabinovitch RSU Grants”) in lieu of such Restricted Stock Grants and Benchmark Restricted Stock Unit Grants. During the term of Mr. Rabinovitch’s employment agreement, he was bound by non-competition and non-solicitation obligations. If there was a Change of Control during the term of employment, all unearned Restricted Stock Grants and Benchmark Restricted Stock Grants, therefore, effectively, all Rabinovitch RSU Grants, would have been deemed to have been earned and vested immediately prior to the Change of Control. If Mr. Rabinovitch had been terminated by the Company without Cause, or had resigned due to Good Reason, all unvested portions of the Restricted Stock Grants and Benchmark Restricted Stock Grants, therefore, effectively, the Rabinovitch RSU Grants, scheduled to vest in the year of such termination or resignation would have been deemed to have been earned and vested immediately.

Employment Agreement with Christopher Jones

On June 8, 2023, the Company entered into an employment agreement with Christopher Jones to serve as Chief Financial Officer of the Company, effective July 10, 2023. Under the terms of Mr. Jones’s employment agreement, he will earn a base salary of $350,000 (subject to annual review) and will be entitled to receive an annual performance bonus of up to fifty percent (50%) of his base salary based upon the achievement of performance objectives determined by the Compensation Committee of the Board and the full Board, which shall initially be determined based upon the achievement of the key performance indicators as set forth in the employment agreement. In addition, Mr. Jones is entitled to up to six months’ severance and reimbursement of COBRA expenses in the event of termination of the Agreement by the Company without cause (as defined in the employment agreement) or by Mr. Jones for Good Reason (as defined in the employment agreement) at any time following the one-year anniversary of July 10, 2023 (the “Jones Commencement Date”).

Mr. Jones also has the ability to earn up to 200,000 shares of Company common stock through a restricted stock unit grant, subject to Mr. Jones’s achievement of certain key performance criteria as set forth in the employment agreement, and an additional 200,000 shares of Company common stock through a time-based restricted stock unit grant. Each of these grants vest in five equal installments beginning on March 29, 2024, with an additional twenty percent (20%) vesting on each anniversary thereof for the following four years, subject to earlier vesting due to a change of control or certain termination events described below.

Further, the Company agreed to, subject to Mr. Jones’s election to, on or before the Jones Commencement Date, purchase shares of Company common stock in an open-market transaction in an amount no greater than $100,000, as soon as practicable following the Jones Commencement Date, the Company agreed to grant to Mr. Jones the number of unrestricted shares of Company common stock equal to the amount of the open market purchase. Mr. Jones is also entitled to travel and housing expenses in the amount of up to $3,000 in the first twelve (12) months following the Jones Commencement Date.

During the term of Mr. Jones’s employment agreement, Mr. Jones will be bound by confidentiality, non-competition and non-solicitation obligations. If (a) there is a Change of Control (as defined in the Plan) during the term of employment or (b) at any time on or before the one-year anniversary of the Jones Commencement Date, the employment agreement is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Jones for Good Reason (as defined in his employment agreement) at any time following the one-year anniversary of the Commencement Date, all unearned restricted stock units awarded under the restricted stock unit grant and time-based restricted stock unit grant that could vest during the calendar year in which the Change of Control or termination occurs shall be deemed to have been earned and vested immediately prior to the Change of Control or termination.

Potential Payments upon Termination or Change in Control
Except as discussed above, no named executive officer has a contractual or other entitlement to severance or other payments upon termination or a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by our named executive officers as of January 1, 2024.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(6)
Ophir Sternberg	50,000	(1)	43,000
	420,000	(2)	361,200
Carl Bachmann	500,000	(3)	430,000
	500,000	(4)	430,000
Christopher Jones	200,000	(3)	172,000
	200,000	(4)	172,000

(1)Represents restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Sternberg. The restricted stock units vest in five equal parts, with 20% vesting on the grant date and an additional 20% vesting on January 1 for each of the ensuing four years of employment, beginning on January 1, 2022. If there is a change of control (as defined in the employment agreement) or certain termination or resignation events occur during the term of employment all unearned restricted stock units shall be deemed to have been earned immediately prior to the change of control or termination or resignation event.
(2)Represents incentive restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Sternberg. The restricted stock units vest upon achievement by the Company of the following benchmarks: (i) 20%, or 140,000 incentive restricted stock units, vested because Company revenue for fiscal year 2021, as calculated and presented in the Company’s audited financial statements included in the Form 10-K report for the relevant year, was 10% or greater than $34,382,000 (the “Base Year Revenue”); (ii) 20%, or 140,000 incentive restricted stock units, vested because Company revenue for fiscal year 2022 was 20% or greater than Base Year Revenue; (iii) 20%, or 140,000 incentive restricted stock units, vested because Company revenue for fiscal year 2023 was 30% or greater than Base Year Revenue (but had not yet vested as of January 1, 2024); (iv) 20%, or 140,000 incentive restricted stock units, if Company revenue for fiscal year 2024 is 40% or greater than Base Year Revenue; (v) 20%, or 140,000 incentive restricted stock units, if Company revenue for fiscal year 2025 is 50% or greater than Base Year Revenue. If there is a change of control (as defined in the Plan) during the term of employment all unearned incentive restricted stock units shall be deemed to have been earned immediately prior to the change of control.
(3)Represents restricted stock units granted on July 10, 2023 as a material inducement to the recipient’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The restricted stock units are scheduled to vest in five equal amounts annually beginning on the first March 29th following the grant date, subject to the achievement of annual key performance indicators, including the Company’s Revenue and adjusted EBITDA targets as set by the Compensation Committee. If there is a change of control (as defined in the Plan) during the term of employment all unearned restricted stock units shall be deemed to have been earned and vested immediately prior to the change of control.
(4)Represents restricted stock units granted on July 10, 2023 as a material inducement to the recipient’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The restricted stock units are scheduled to vest in five equal amounts annually beginning on the first March 29th, following the grant date, subject to the recipient remaining continuously employed by the Company at the time of vesting. If there is a change of control (as defined in the Plan) during the term of employment all unearned restricted stock units shall be deemed to have been earned immediately prior to the change of control.
(5)Market value of the restricted stock units was determined using the $0.86 closing price of the Company’s common stock on December 29, 2023, which was the last trading day of the year.

DIRECTOR COMPENSATION

For fiscal year ending January 1, 2024, each independent director other than Mr. Heidecorn was granted restricted stock units in an amount equal to $100,000 divided by the closing price on the last trading day of the fiscal year, to vest on December 31, 2024 and to be settled in shares of common stock, subject to such director’s continuous service as a director until such time and earlier vesting due to a change of control. In addition, for the fiscal year ending January 1, 2024, each independent director is entitled to receive annual cash compensation of $50,000, payable on or before December 31, 2024, subject to such director’s continuous service as a director until such time. Further, in January 2023, each independent director other than Mr. Heidecorn received $25,000 in a special cash compensation payment in recognition of their individual efforts in 2022 with respect to the Corporation's financing activities, including the amendment and extension of the Company's Credit Agreement. See Note 9, “Debt,” to the consolidated financial statements included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended January 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 9, 2024, the number of shares of BurgerFi Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Common Stock, (ii) each of our named executive officers and directors; and (iii) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All of the Company’s shares of common stock subject to options or warrants exercisable within 60 days are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, the percentage ownership of issued shares is based on 27,042,213 shares of Common Stock issued and outstanding as of April 9, 2024.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers:
Ophir Sternberg (2)	4,924,068	17.4%
Ian Baines (3)	126,997	*
Carl Bachmann (4)	294,500	1.1%
Michael Rabinovitch (5)	472,866	1.7%
Christopher Jones (6)	67,000	*
Allison Greenfield (7)	100,898	*
Vivian Lopez-Blanco	80,105	*
Gregory Mann	84,073	*
Andrew Taub	—	*
David Heidecorn	—	*
All directors and current executive officers as a group (8 persons)	5,550,644	19.5%
Greater than 5% Beneficial Owners:
Lionheart Equities, LLC (8)	3,168,112	11.2%
The John Rosatti Revocable Trust U/A DTD 8/27/2001 – Custody (9)	2,668,396	9.9%
Lion Point Capital, LP (10)	2,745,938	10.2%
CP7 Warming Bag, L.P. (11)	1,429,741	5.3%
Walleye Capital LLC (12)	3,629,658	13.4%
CG2 Capital LLC (13)	2,868,853	10.6%

*    Less than one percent.
(1)Unless otherwise indicated, the business address of each of the individuals is c/o BurgerFi International, Inc., 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309.
(2)Consist of (i) 720,725 shares of common stock, 150,000 shares (the “Unit Shares”) of common stock underlying units and 1,139,387 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned directly by Lionheart Equities and (ii) 1,695,956 shares owned by Mr. Sternberg and 60,000 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned by Mr. Sternberg. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137. The business address for Mr. Sternberg is 4218 NE 2nd Avenue, Miami, FL 33137.

(3)Mr. Baines retired and resigned from his positions with the Company in June 2023.
(4)Includes 100,000 shares underlying time-based restricted stock units scheduled to vest on March 29, 2024, which such vesting was deferred until the effective date of the Company’s Registration Statement on Form S-8 registering the shares of common stock underlying the restricted stock units, which, as of April 9, 2024, was scheduled to be, and which actually was, April 10, 2024 (the “Form S-8 Effective Date”). Also includes 67,500 shares underlying 100,000 performance-based restricted stock units that were subject to vesting on March 29, 2024 to the extent that performance objectives were achieved. The financial metrics underlying such performance objectives were approved on April 9, 2024 such that a determination that an aggregate of 67,500 of the 100,000 of the restricted stock units would vest (with the remainder being forfeited), with such vesting deferred until the Form S-8 Effective Date.
(5)Mr. Rabinovitch resigned from his positions with the Company in July 2023.
(6)Includes 40,000 shares underlying time-based restricted stock units scheduled to vest on March 29, 2024, which such vesting was deferred until the Form S-8 Effective Date. Also includes 27,000 shares underlying 40,000 performance-based restricted stock units that were subject to vesting on March 29, 2024 to the extent that performance objectives were achieved. The financial metrics underlying such performance objectives were approved on April 9, 2024 such that a determination that an aggregate of 27,000 of the 40,000 of the restricted stock units would vest (with the remainder being forfeited), with such vesting deferred until the Form S-8 Effective Date.
(7)Consist of 90,898 shares of common stock owned by Allison Greenfield, and 10,000 shares of common stock owned by Leviathan Group, LLC. Ms. Greenfield possesses sole voting and dispositive control over the shares.
(8)Consist of 2,028,725 shares of common stock, 150,000 Unit Shares and 1,139,387 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned directly by Lionheart Equities. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137.
(9)Shares of common stock held by The John Rosatti Family Trust U/A DTD 8/27/2001—Custody (the “JR Trust”). The business address of the JR Trust is 105 US Highway 1, North Palm Beach, FL 33408. John Rosatti, as trustee of the JR Trust, may be deemed to beneficially own the securities beneficially owned by the JR Trust and has sole voting and dispositive power over the shares held by the JR Trust. Information included in this footnote is derived from a Form 4 filed on March 25, 2024.
(10)Shares of common stock held by Lion Point Capital, L.P. (“Lion Point”). The business address of Lion Point is 250 West 55th Street, 33rd Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client Lion Point Master, LP. Lion Point Holdings GP, LLC (“Lion Point Holdings”) is the general partner of Lion Point. Didric Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information included in this footnote is derived from a Schedule 13G/A filed on January 11, 2021.
(11)Shares of common stock held by CP7. The business address of CP7 is 599 West Putnam Avenue, Greenwich, CT 06830. CP7 Management, LLC (“CP7 Management”) is the general partner of CP7. Scott Dahnke is a managing member of CP7 Management. J. Michael Chu is a managing member of CP7 Management. By virtue of these relationships, each of CP7 Management, Mr. Dahnke and Mr. Chu may be deemed to beneficially own the securities beneficially owned by CP7. Each of Mr. Dahnke and Mr. Chu disclaims beneficial ownership of all shares of Common Stock held by CP7. CP7, CP7 Management, Mr. Dahnke and Mr. Chu each possess shared voting power and shared dispositive control over 1,429,741 of the shares. Information included in this footnote is derived from a Schedule 13D/A filed on March 1, 2023.
(12)Shares of Common Stock issuable upon the exercise of warrants beneficially owned by Walleye Capital LLC (“Walleye Capital”). The business address of Walleye Capital is 315 Park Ave. South, New York, NY 10010. Walleye Capital possesses sole voting power and sole dispositive control over all 3,629,658 of the shares issuable upon exercise of such warrants. Information included in this footnote is derived from a Schedule 13G/A filed on February 14, 2024.
(13)Consists of 2,868,853 shares of common stock held by CG2 Capital. Shehzaan Chunara owns 100% of and is the managing member of CG2 Capital and, accordingly, may be deemed to beneficially own the securities beneficially owned by CG2 Capital. The business address of CG2 Capital is 2199 Glenmore Lane, Snellville, GA 30078. Each of CG2 Capital and Mr. Chunara possesses sole voting power and sole dispositive control over all 2,868,853 of the shares. Information included in this footnote is derived from a Schedule 13G/A filed on July 13, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the compensation plan under which our equity securities were authorized for issuance as of January 1, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	997,827	(3)	N/A	1,797,749
Equity compensation plans not approved by security holders (2)	1,400,000		N/A	—
	2,397,827		N/A	1,797,749

(1)The equity compensation plan approved by security holders is the 2020 Omnibus Equity Incentive Plan, which allows for an initial allotment of 2,000,000 shares. The aggregate number of shares reserved for awards under the plan (other than Incentive Stock Options) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year after the date the plan became effective, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, provided that the Company’s Compensation Committee may determine prior to the first day of the applicable fiscal year to lower the amount of such annual increase.
(2)The equity compensation plan not approved by security holders represents shares issued and issuable pursuant to the Inducement Awards (as defined below) approved by the Company's Compensation Committee of the Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Awards were granted outside of the Registrant’s 2020 Omnibus Equity Incentive Plan. As a material inducement of the individuals listed below to accept employment with the Company, the Company granted the following equity awards to each individual (the “Inducement Awards"):
i.Carl J. Bachmann:
(1)500,000 time-based restricted stock units granted to materially induce the recipient to accept employment as the Company’s Chief Executive Officer, such grant approved as of July 10, 2023; and
(2)500,000 performance-based restricted stock units granted to materially induce the recipient to accept employment as the Company’s Chief Executive Officer, such grant approved as of July 10, 2023.
i.Christopher Jones:
(1)200,000 time-based restricted stock units granted to materially induce the recipient to accept employment as the Company’s Chief Financial Officer, such grant approved as of July 10, 2023; and
(2)200,000 performance-based restricted stock units granted to materially induce the recipient to accept employment as the Company’s Chief Financial Officer, such grant approved as of July 10, 2023.
(3)Represents the maximum number of shares of Common Stock to be issued upon the vesting of outstanding restricted stock units.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the executive compensation actually paid to our NEOs. The following table reports the compensation of the Company’s principal executive officer (“PEO”) and the average compensation of the Company’s Non-PEO NEOs as reported in the Summary Compensation Table for the past two years, as well as their "compensation actually paid", alongside total shareholder return (TSR) and net loss metrics.

Year	Summary Compensation Table Total for PEO (Baines) (1)(2)	Compensation Actually Paid to PEO (Baines)(3)	Summary Compensation Table Total for PEO (Bachmann) (1)(2)	Compensation Actually Paid to PEO (Bachmann) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Loss
2023	$616,345	$616,345	2,042,408	$1,332,408	$955,968	$791,401	$15.17	$(30,708,222)
2022	534,188	534,188	—	—	1,749,586	(147,982)	22.22	(103,431,969)

(1) Ian Baines was our PEO for all of 2022 and until June 2023. Carl Bachmann was our PEO beginning in July 2023. The individuals comprising the Non-PEO NEOs for fiscal year 2022 were Ophir Sternberg and Michael Rabinovitch, and for fiscal year 2023 were Ophir Sternberg, Michael Rabinovitch, and Christopher Jones.

(2) The Summary Compensation Table Total represents the total compensation for each corresponding year in the “Total” column of the Summary Compensation Table for the PEO for the applicable year.

(3) The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

	PEO Equity Adjustments (Baines)(3)		PEO Equity Adjustments (Bachmann)(3)		Average Non-PEO NEO Equity Adjustments
	2023	2022	2023	2022	2023	2022
Summary Compensation Table Total Compensation $	$616,345	$534,188	$2,042,408	$—	$955,968	$1,749,586
Less: Stock Award Values Reported in SCT	—	—	(1,669,695)	—	(660,867)	(1,497,921)
Plus: Fair Value of Stock and Options Granted in the Fiscal Year	—	—	959,695	—	566,200	1,497,921
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	—	—	—	—	(53,100)	(1,784,168)
Less: Fair Value of Stock and Option Awards that fail to meet vesting conditions during Year	—	—	—	—	(16,800)	(113,400)
Compensation Actually Paid	$616,345	$534,188	$1,332,408	$—	$791,401	$(147,982)

(4) The Average Summary Compensation Table Total represents the average of the total compensation for each corresponding year in the “Total” column of the Summary Compensation Table for the Non-PEO NEOs for the applicable year.

(5) The TSR calculation is based on an investment of $100 in Company stock on December 31, 2021. TSR is calculated by the taking the difference between our company’s share price at the end and the beginning of the fiscal year, by our company’s share price at the beginning of the measurement period. Historical stock performance is not necessarily indicative of future stock performance.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The following graphs illustrate, for the past two years, the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the graphs below further illustrate the relationship between the Company's total shareholder return, net loss and the compensation actually paid. As noted above, compensation actually paid (“CAP”) for purposes of the tabular disclosure were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our named executive officers during the applicable years.

BFI vs Compensation Actually Paid
Compensation Actually Paid $
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
$100.00
$2,042,408
$791,401
$616,345
$534,188
$-
$22.22
$(147,982)
$15.17
12/31/2021
1/2/2023
1/1/2024
As of Fiscal Year End
PEO CAP (Baines)
PEO CAP (Bachmann)
Average NEO CAP
Value of $100 Investment in BFI From 12/31/2021

Net Loss vs Compensation Actually Paid
Compensation Actually Paid $
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$-
$(20,000,000)
$(40,000,000)
$(60,000,000)
$(80,000,000)
$(100,000,000)
$(120,000,000)
$534,188
$-
$(103,431,969)
$(147,982)
$616,345
$2,042,408
$(30,708,222)
$791,401
1/2/2023
1/1/2024
As of Fiscal Year End
PEO CAP (Baines)
PEO CAP (Bachmann)
Average NEO CAP
Net Loss

PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL

KPMG LLP

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2024. KPMG has served as the Company’s independent registered public accounting firm since its engagement began on May 10, 2022.

Our stockholders are being asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2024. Although ratification is not required, our Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

During the recent fiscal years ended December 31, 2021 and 2020, and through the date of KPMG’s engagement, neither the Company nor anyone on its behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a “reportable event,” as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

The Company expects representatives of KPMG to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representatives will have the opportunity to make a statement, if so desired, at the Annual Meeting.

Vote Required

Although stockholder ratification of the Board’s action in this respect is not required, the Board believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment of KPMG, the Board may reconsider the appointment.

The vote required for the Auditor Ratification Proposal is a majority of the stock having voting power present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the Auditor Ratification Proposal.

AUDITORS FEES AND SERVICES

KPMG, LLP
The following table lists the fees for services rendered by KPMG for the years ended January 1, 2024 and January 2, 2023.

	For the years ended
	January 1, 2024	January 2, 2023
Audit Fees	$735,200	$713,000
Audit Related Fees	20,000	20,000
Tax Fees	143,800	41,000
All Other Fees	2,000	—
Total Fees	$901,000	$774,000

Audit Fees
“Audit Fees” relate to fees and expenses billed by KPMG for the annual audit, including the audit of our financial statements and review of our quarterly financial statements.

Audit Related Fees
“Audit Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and restructuring.

All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” Audit Related Fees” nor “Tax Fees.”

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the approval by the Audit Committee of fees for various types of audit services, audit related services and tax services and the services that are within the scope of such fees are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by KPMG during the fiscal years ended January 1, 2024 and January 2, 2023, were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

PROPOSAL 3: SAY-ON-PAY PROPOSAL

Background

We are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended January 1, 2024, as disclosed in this proxy statement, including the section titled “Executive Compensation” and any related material as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. This is our first time holding an advisory vote on the frequency of the say-on-pay proposal, as we were previously not subject to these rules while we were an “emerging growth company.”

Say-on-Pay Vote

We believe that the policies and procedures articulated in the “Executive Compensation” section of this proxy statement are effective in achieving the Company’s goals and that the executive compensation reported in this proxy statement was appropriate and aligned with the Company’s performance, the performance and level of responsibility of each named executive officer and the market generally with respect to executive officer compensation. Our Compensation Committee, which is appointed by our Board, is responsible for establishing, implementing, and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our named executive officers is reasonable and competitive. We have structured the compensation programs for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Before voting, we encourage our stockholders to read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation programs and named executive officer compensation in the fiscal year ended January 1, 2024. We are asking stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect the results of any say-on-pay vote that has already been held, and it will not be binding on or overrule any decisions by the Board or Compensation Committee. Our Board values the opinions of the stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and our Board will evaluate whether any actions are necessary to address those concerns.

Vote Required

Stockholders may vote for, against, or abstain from voting on the Say-on-Pay proposal. The compensation of the named executive officers in connection with the Say-on-Pay proposal will be approved, on a non-binding, advisory basis, if it receives the affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the proposal. Abstentions will effectively count as votes against the Say-on-Pay proposal. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Although this Say-on-Pay advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the vote when determining the future compensation of our named executive officers.

Recommendation of the Board of Directors

The Board recommends a vote for “FOR” the resolution approving the compensation of our named executive officers as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED.”

PROPOSAL 4: SAY-ON-FREQUENCY PROPOSAL

Background

In accordance with the requirements of Section 14A of the Exchange Act, this Annual Meeting is the first annual meeting of stockholders at which the Company, as a smaller reporting company, is required to hold a non-binding, advisory vote on the frequency with which say-on-pay votes, similar to Proposal 3 in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “say-on-frequency.” Stockholders are provided the option of selecting a frequency of every year, every two years or every three years, or they may abstain from voting on the matter.

Say-on-Frequency Vote

Section 14A of the Exchange Act requires us to conduct a say-on-frequency vote at least once every six years. As 2024 is the first year in which we are required to hold a say-on-pay vote pursuant to the rules of the SEC, we do not currently have an established frequency for such votes. The next advisory vote on the frequency of holding a say-on-pay vote (after this year’s Annual Meeting) will occur no later than the annual meeting of stockholders to be held in 2030.

After careful consideration, the Board has determined that holding a say-on-pay vote every year is the most appropriate option for the Company. The Board values and encourages constructive input from our stockholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders. In recommending an annual advisory vote on executive compensation, the Board concluded that an annual vote provides the highest level of accountability by allowing our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in our proxy statement for the annual meeting of stockholders every year. Additionally, an annual say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect the results of any say-on-frequency vote that has already been held, and it will not be binding on or overrule any decisions by the Board or Compensation Committee. The Board may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Vote Required

The choice that receives the highest number of votes will be deemed the choice of the stockholders. Abstentions and “broker non-votes” will be disregarded and have no effect on the outcome of the vote. Although this Say-on-Frequency advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Board will take into account the outcome of the vote when determining the frequency of future advisory votes on named executive officer compensation.

Recommendation of the Board

The Board recommends a vote for “1 YEAR” with respect to the Say-on-Frequency Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. We engaged KPMG as our independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.
2.The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
3.The Audit Committee has also received written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG‘s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of KPMG with KPMG.
4.Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2024, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Vivian Lopez-Blanco, Chair
Gregory Mann
Allison Greenfield

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years; (2) we or any of our subsidiaries is a participant; and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity other than a partnership, or a less than 10% beneficial owner as a limited partner of a partnership in which such person is not a general partner and does not hold another position in the partnership). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively or interferes (or appears to interfere) with the Company’s interests. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our Audit Committee, pursuant to its written charter, and our Board are each responsible for reviewing and approving related- party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates or other persons listed above will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and Board, and, to the extent required by Section 144 of the Delaware General Corporation Law (the “DGCL”), a majority of our disinterested directors or members of the committee to which such transaction is presented for approval. We will not enter into any such transaction unless our Audit Committee, Board and, to the extent required by the DGCL, a majority of our disinterested directors or members of the committee to which such transaction is presented for approval, determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Our Audit Committee and Board reviewed, approved and authorized the below described agreements and transactions as related party transactions under Item 404 of Regulation S-K.

Contingent Forward Purchase Contract
In connection with the consummation of OPES Acquisition Corp.’s (“OPES”) acquisition of 100% of the membership interests of BurgerFi International, LLC from the Members (the “BurgerFi acquisition”), the Company entered into an Amended and Restated Forward Purchase Contract with each of Lion Point and Lionheart Equities for the purchase of forward purchase units (“Forward Purchase Units”), each Forward Purchase Unit consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock. Lion Point purchased 2,000,000 Forward Purchase Units and Lionheart Equities purchased 1,000,000 Forward Purchase Units under the Amended and Restated Forward Purchase Agreement. In addition, OPES agreed to register a total of 4,829,376 shares of OPES common stock owned by Lion Point as of the consummation of the BurgerFi acquisition, which comprised of (i) 662,500 of shares held by certain of the Initial Stockholders, (ii) 83,438 shares of OPES common stock underlying the (A) 400,000 units (each consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock purchased by our Initial Sponsor, Lion Point Capital, L.P. (the “Initial Sponsor”) and certain of our Initial Stockholders who held Founders’ Shares prior to the IPO and (B) additional 45,000 units sold in connection with the underwriter’s over-allotment option in connection with our IPO (together with A, the “Private Placement Units”) and 83,438 shares of OPES common stock underlying the private warrants, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, and (iii) 2,000,000 shares of OPES common stock underlying the Forward Purchase Units and 2,000,000 shares of OPES common stock underlying the warrants that are part of the Forward Purchase Units, which shares have priority registration rights over all other shares of OPES common stock to be registered under the New Registration Rights Agreement (as defined below).

Registration Rights
Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those initial stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units the Initial Sponsor, the Initial Stockholders, their affiliates, officers, directors or third parties may be issued in payment of working capital loans made to us, were entitled to registration rights.

In connection with the BurgerFi acquisition, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), along with the Members and all other holders of certain securities (the “Registrable Securities”) of the Company (other than the holders of Public Warrants), entered into a new registration rights agreement (the “New Registration Rights Agreement”) covering the registration of Registrable Securities held by such parties. Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale of certain Registrable Securities held by the parties in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act, and must use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act (“Rule 144”), without the requirement that the Company be in compliance with the current public information requirement under Rule 144. Additionally, Lion Point Capital, LLC made a written demand for registration under the Securities Act of all or part of certain securities (the “Lion Point Securities”) held by Lion Point Capital, LLC. The Company is not obligated to effect more than two demand registration statements in respect of the Lion Point Securities. The New Registration Rights Agreement also provides the holders of the Registrable Securities with certain piggy-back registration rights.

In connection with the Anthony’s acquisition, on November 3, 2021, we entered into a registration rights and lock-up agreement with Cardboard (the “RRA/Lock-Up”) covering certain securities of the Company (the “New Registrable Securities”) held by Cardboard. Pursuant to the RRA/Lock-Up, the Company filed with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act and will use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred. Additionally, Cardboard is entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities.

The Company is not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The RRA/Lock-Up also provides the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subjected certain New Registrable Securities, except with respect to transfers to certain permitted assignees, to a lock-up until twelve (12) months after the closing of the Anthony’s acquisition (the “Anthony’s Closing”), subject to (i) earlier expiration as follows: (A) 30% of such New Registrable Securities could be transferred, if after the Anthony’s Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $23.00 per share, (B) 30% of such New Registrable Securities could be transferred, if after the Anthony’s Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $25.00 per share, and (C) 40% of such New Registrable Securities could be transferred, if after the Anthony’s Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equaled or exceeded $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. In addition, such New Registrable Securities were subject to a lock-up for 180 days after the Anthony’s Closing.

Other Transactions

We previously leased building space for our previous BurgerFi corporate office from an entity under common ownership with The John Rosatti Revocable Trust U/A DTD 8/27/2001, a significant stockholder. In January 2022, the Company exercised its right to terminate this lease effective as of July 2022. There was no rent expense the year ended January 1, 2024; for the year ended January 2, 2023, rent expense was approximately $0.1 million.

The Company leases building space for our combined BurgerFi and Anthony’s corporate office from an entity controlled by Ophir Sternberg, our Executive Chairman. In February 2022, the Company amended this lease agreement to, among other things, (1) extend the term to 10 years beginning March 1, 2022 and expiring in 2032, and (2) expand its square footage from approximately 16,500 square feet to approximately 18,500 square feet. For the years ended January 1, 2024 and January 2, 2023, rent expense was approximately $0.7 million and $0.5 million, respectively.

In addition, in April 2021, we entered into an independent contractor agreement with a corporation (the “Consultant”) for which the Chief Operating Officer (the “Consultant Principal”) of Lionheart Capital, LLC, an entity controlled by Ophir Sternberg, the Executive Chairman of the Board, serves as President. Pursuant to the terms of the agreement, which the Company amended on September 1, 2022, the Consultant provided certain strategic advisory services to the Company in exchange for total annual cash compensation and expense reimbursements of $0.1 million, payable in 12 equal monthly payments. Cash compensation for the Consultant Principal was $0.1 million for each of the years ended January 1, 2024 and January 2, 2023. The engagement ended due to non-renewal of the independent contractor agreement.

On January 3, 2023 the Company awarded the Consultant Principal a $0.1 million bonus in connection with the Company’s amendment and extension of its Credit Facility and granted the Consultant Principal 38,000 unrestricted shares of common stock of the Company. On January 3, 2022, the Company granted the Consultant Principal approximately 38,000 unrestricted shares of common stock of the Company. The Company recorded share-based compensation of $0.2 million for the year ended January 1, 2024, and $0.4 million for the year ended January 2, 2023.

On February 24, 2023, the Borrowers entered into a Secured Promissory Note in an aggregate principal amount of $15.1 million with CP7, an affiliate of L Catterton, as lender. The Secured Promissory Note includes $5.1 million in debt proceeds, and $10.0 million in assumption of existing term loan amounts. This junior debt accrues interest at 4% per annum, is secured by a second lien on substantially all of the assets of the Company and its subsidiaries, and is subject to the terms of that certain Intercreditor and Subordination Agreement. For additional information on this junior indebtedness, See Note 9, “Debt,” to the consolidated financial statements included in Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended January 1, 2024.

On June 3, 2023, the Company entered into a stock purchase agreement with CG2 Capital for the sale of 2,868,853 shares of Company common stock at an issuance price of $1.22 per share for total proceeds of $3.4 million. Upon the execution of this agreement, the investing entity became a holder of approximately 11% of the Company’s outstanding common stock. During the year ended January 1, 2024, the Company entered into four franchise agreements with an affiliate of this entity. The Company received royalty revenue from such franchises related to a significant stockholder totaling approximately $0.1 million for the year ended January 1, 2024.

OTHER MATTERS

Stockholders are referred to our Annual Report on Form 10-K for the year ended January 1, 2024, for financial and other information about the Company. In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and the Form 10-K, to our stockholders via the Internet at https://www.proxydocs.com/BFI. In addition, such report and other reports we file with the SEC are available, free of charge, through the Investor Relations section of our website at https://ir.burgerfi.com. The information on our website shall not be deemed incorporated by reference in this proxy statement.

Copies of our Annual Report on Form 10-K for the year ended January 1, 2024, including the financial statements and the financial statement schedules (but excluding exhibits and information incorporated by reference), may be obtained without charge by first class mail or other equally prompt means within one (1) business day of receipt of such request by writing to Legal Department, Attn: Interim General Corporate Counsel, BurgerFi International, Inc., 200 West Cypress Creek Rd., Suite 220, Fort Lauderdale, Florida 33309 or calling (954) 618-2000. The SEC maintains a web site that contains our reports, proxy statements, beneficial ownership information and other information that we file electronically with the SEC. The address of this site is http://www.sec.gov.

BURGERFI

P.O. BOX 8016, CARY, NC 27512-9903

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BurgerFi International, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 9, 2024

Thursday, June 6, 2024 10:00 AM, Eastern Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/BFI for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, June 6, 2024.

Internet:
www.proxypush.com/BFI
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-475-8898
- Use any touch-tone telephone
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Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/BFI

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Christopher Jones and Carl Bachmann (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of BurgerFi International, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

BURGERFI

BurgerFi International, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

FOR PROPOSALS 1, 2 AND 3 AND **1 YEAR** FOR PROPOSAL 4

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. To elect two Class B directors of the Company, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;	FOR	WITHHOLD			
1.01 Vivian Lopez- Blanco	☐	☐			FOR
1.02 Allison Greenfield	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year;	☐	☐	☐		FOR
3. To approve, on an advisory basis, the compensation of the Company's named executive officers;	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
4. To approve, on an advisory basis, the frequency of future votes on the compensation of the Company's named executive officers; and	☐	☐	☐	☐	1 YEAR
5. To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.					

You must register to attend the meeting online and/or participate at www.proxydocs.com/BFI

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______